Rule 10f-3 Transactions (Purchase of Securities by
Portfolio From an Underwriting Syndicate in which
an Affiliate is a Member) (1)
May 1, 2001 - December 31, 2001
		PARTICIPATING		TRADE	PRICE	AMOUNT
UNDERWRITING		PORTFOLIO(s)/FUND(s)	DATE	PER SHARE (2)

Willis Group Holdings	UIF Equity Growth Portfolio 6/11/01 13.50
	UIF Mid Cap Value	13.50 		114,75
	UIF Technology Portfolio	13.50 	 1,200

					119,950

Embraer Aircraft UIF Emerging Markets Portfolio	6/12/01	38.90  8,900
	UIF Mid Cap Growth		38.90 	155,600




Kraft FoodsUIF Equity Growth Portfolio 6/12/01		31.00
UIF Technology Portfolio				31.00




Odyssey Re HoldingsUIF Equity Growth Portfolio	6/13/01	18.00 6,100
UIF Technology Portfolio18.00	1,700		7,800


Tellium Inc.		UIF Equity Growth Portfolio6/17/0115.00 300
		UIF Technology Portfolio
								400


Statoil		UIF Global Value Equity Portfolio 6/18/01 69.00 36,100
		UIF International Magnum Portfolio	69.00 	11,700

								47,800


Phoenix Companies UIF Mid Cap Value Portfolio 6/19/01	17.50	180,250

								180,250


Korea Telecom ADR UIF Emerging Markets Debt Portfolio 6/27/01 20.200 67,900

								67,900


Arab Republic of Egypt	UIF Emerging Markets Debt Portfolio 6/29/0199.881


Infineon Technologies	UIF International Magnum Portfolio 7/12/01 29.00
		UIF Mid Cap Value		 21.33	230,364
		UIF Mid Cap Growth	21.33	44,793

						276,927


HDFC BankUIF Emerging Markets Portfolio	7/20/01	13.83	18,500


CDW Computers	UIF Mid Cap Value Portfolio 8/8/01 40.00 116,000


Dominican RepublicUIF Emerging Markets Debt Portfoilio9/20/01 100


Raytheon Co	UIF Equity Growth Portfolio10/25/01	33.25 	22,300
		UIF Mid Cap Value		33.25 		7,900

								30,200

Anthem Inc UIF Equity Growth Portfolio	10/29/0136 10,900
		UIF Technology Portfolio	36		3,400
		UIF Mid Cap Growth		36		1,000
		UIF Mid Cap Value			36	5,300
		UIF Value 				36 	1,500

								22,100


King Pharmaceuticals UIF Inc.Mid Cap Value	11/1/01	38.00 17,300


AMN Healthcare Services	UIF Inc. Equity Growth Portfolio11/12/0117.00
ABS		UIF Inc. Technology Portfolio	17.00

						1,850


Singapore Tel Note  UIF Inc. Fixed Income Portfolio	11/15/0199.741
6.375000  12/01/2011	UIF Inc. Fixed Income Portfolio	99.741	 160,000



Aluminum Corp of China		UIF Inc. Emerging Markets 12/5/01 0.18


Triton PCS		UIF Inc.Mid Cap Value	12/6/01	30.55 	17,800


Aramark Worldwide Corp	UIF Inc.Mid Cap Value12/10/01	23.00 	33,400
	UIF Inc. Equity Growth Portfolio	23.00
	UIF Inc. Technology Portfolio	23.00 		500

						35,200


Prudential Financial	UIF Inc. Equity Growth Portfolio12/12/0127.50
		UIF Inc. Technology Portfolio	27.50	3,000
		UIF Inc. Global Equity		27.50		14,500
		UIF Inc.Mid Cap Growth		27.50		2,000
		UIF Inc.Mid Cap Value		27.50		10,400
		UIF Inc. Value Equity		27.50		2,900

								41,000


Credit Agricole S.A.UIF Inc.International Magnum 12/13/0114.832	2,200
		UIF Inc.Global Equity Portfolio	14.832		4,40




		PARTICIPATING		TRADE	PURCHASED
UNDERWRITING		PORTFOLIO(s)/FUND(s)	DATE		FROM

Willis Group Holdings	UIF Equity Growth Portfolio 6/11/01 Warburg Dillon Read
		UIF Mid Cap Value	Smith Barney
		UIF Technology Portfolio	Warburg Dillon Read



Embraer Aircraft	UIF Emerging Markets Portfolio	6/12/01	Merrill Lynch
		UIF Mid Cap Growth				Merrill Lynch




Kraft Foods	UIF Equity Growth Portfolio 6/12/01	Deutsche Bank
	UIF Technology Portfolio	Utendahl Capital Partners LP




Odyssey Re Holdings	UIF Equity Growth Portfolio 6/13/01 Bear Stearns
	UIF Technology Portfolio	CIBC World Markets




Tellium Inc.	UIF Equity Growth Portfolio 6/17/01 Dain Bosworth, Inc.
	UIF Technology Portfolio	Dain Bosworth, Inc.




Statoil	UIF Global Value Equity Portfolio 6/18/01 Warburg Dillon Read
	UIF International Magnum Portfolio	Warburg Dillon Read




Phoenix Companies	UIF Mid Cap Value Portfolio 6/19/01Merrill Lynch




Korea Telecom ADR UIF Emerging Markets Debt Portfolio 6/27/01 UBS Warburg



Arab Republic of Egypt UIF Emerging Markets Debt Portfolio 6/29/01


Infineon Technologies	UIF International Magnum Portfolio7/12/01
		UIF Mid Cap Value	Goldman Sachs
		UIF Mid Cap Growth	Goldman Sachs




HDFC Bank	UIF Emerging Markets Portfolio	7/20/01	Merrill Lynch


CDW Computers	UIF Mid Cap Value Portfolio 8/8/01	Goldman Sachs


Dominican Republic	UIF Emerging Markets Debt Portfoilio 9/20/01


Raytheon Co		UIF Equity Growth Portfolio 10/25/01 Lehman,
		UIF Mid Cap Value		Morgan Stanley & Co



Anthem Inc	UIF Equity Growth Portfolio
		UIF Technology Portfolio CS First Boston
		UIF Mid Cap Growth	Morgan Stanley & Co
		UIF Mid Cap Value	Morgan Stanley & Co
		UIF Value 		Morgan Stanley & Co




King Pharmaceuticals	UIF Inc.Mid Cap Value CS First Boston


	UIF Inc. Equity Growth Portfolio Warburg Dillon Read,
	UIF Inc. Technology Portfolio	JP Morgan Securitiess




Singapore Tel Note  6.375000  12/01/2011 UIF Inc. Fixed Income Portfolio
		UIF Inc. Fixed Income Portfolio	Goldman Sachs & Co



Aluminum Corp of China	UIF Inc. Emerging Markets Warburg Dillon Read


Triton PCS	UIF Inc.Mid Cap Value	Salomon Smith Barney 79,700,000


Aramark Worldwide Corp	UIF Inc.Mid Cap Value JP Morgan Securities
	UIF Inc. Equity Growth Portfolio	Goldman Sachs
	UIF Inc. Technology Portfolio	Goldman Sachs




Prudential Financial	UIF Inc. Equity Growth Portfol
		UIF Inc. Technology Portfolio
		UIF Inc. Global Equity		Goldman Sachs
		UIF Inc.Mid Cap Growth	Goldman Sachs
		UIF Inc.Mid Cap Value	Goldman Sachs
		UIF Inc. Value Equity	Goldman Sachs




Credit Agricole S.A.	UIF Inc.International Magnum Credit Agricole
 Cheuvreux de Virieu 177,680,000
		UIF Inc.Global Equity Portfolio	Credit
 Agricole Cheuvreux de Virieu